NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

November 8, 2019	Contact:	Steven F. Nicola
Chief Financial Officer and Secretary

MATTHEWS INTERNATIONAL REPORTS NON-CASH GOODWILL CHARGE
AND ANNOUNCES PRELIMINARY FINANCIAL ESTIMATES
FOR FISCAL 2019 FOURTH QUARTER

PITTSBURGH, PA, NOVEMBER 8, 2019 - Matthews International Corporation (NASDAQ GSM: MATW) today reported that the Company recorded a goodwill write-down in its fiscal 2019 fourth quarter. In addition, the Company announced preliminary financial expectations for its fiscal fourth quarter and year ended September 30, 2019.

During the fiscal 2019 fourth quarter, the Company initiated a project to reduce costs and improve the profitability of the SGK Brand Solutions segment.  This project included an evaluation of the commercial and operational structure of the segment also resulting in a re-assessment of the valuation of goodwill.  As a result of that re-assessment, the Company recorded a write-down of approximately $78 million to the goodwill of the Graphics Imaging reporting unit within the segment.

As a result of this non-cash charge, the Company expects to report a GAAP net loss attributable to Matthews for the fiscal 2019 fourth quarter in the range of $69 million ($2.20 per share) to $71 million ($2.25 per share). Non‑GAAP adjusted earnings per share (“EPS”) for the fiscal 2019 fourth quarter are expected to be in the range of $0.96 to $1.01, and non-GAAP adjusted EBITDA (net income before interest expense, income taxes, depreciation and amortization, and other adjustments) is expected to be in the range of $57 million to $59 million.

For the year ended September 30, 2019, the Company expects to report a GAAP net loss attributable to Matthews in the range of $36 million ($1.15 per share) to $38 million ($1.20 per share). For the year ended September 30, 2019, the Company expects to report non-GAAP adjusted EPS in the range of $3.26 to $3.31, and non-GAAP adjusted EBITDA in the range of $219 million to $221 million.

In discussing the goodwill charge and the Company’s preliminary results for the quarter, Joseph C. Bartolacci, President and Chief Executive Officer, stated: “As we announced following our third quarter, the Company initiated a strategic review of several of its operations, including the commercial and operational structure within its SGK Brand Solutions segment. Based on the preliminary expected impact of this review on future operating structure and related projections, the Company re-assessed the valuation of goodwill related to the Graphics Imaging reporting unit within the SGK Brand Solutions segment and recorded a non-cash write-down of approximately $78 million.

Matthews International Reports Non-Cash Goodwill Charge and Preliminary Financial Estimates for Fiscal 2019 Fourth Quarter

November 8, 2019

“In addition, we are providing preliminary estimates of our fourth quarter and fiscal year financial results as our preliminary estimates are below our internal projections. Our expectations were not achieved primarily due to the delayed release of several significant orders in our Industrial Technologies segment and for incineration equipment in our Memorialization segment. Slowing conditions in Europe also unfavorably impacted sales of cylinders, surfaces and engineered products for our SGK Brand Solutions segment.

“From a cash flow perspective, during the fiscal 2019 fourth quarter, we reduced our outstanding debt by approximately $40 million.

“Consistent with our customary practice, we will also comment on our objectives for next fiscal year in our earnings conference call scheduled to occur on Friday, November 22, 2019. At this time, we are anticipating adjusted earnings per share growth in fiscal 2020 over fiscal 2019.

“Please note that the financial results provided in this release represent our preliminary estimates and we will continue to finalize our fiscal year-end reporting processes over the next two weeks.”

Earnings Release and Conference Call

Matthews today announced plans to release its fourth quarter fiscal 2019 earnings results after the market closes on Thursday, November 21, 2019.

The Company will host a conference call to review the financial and operating results for the period and discuss its strategies and outlook. Participating in the call will be Joseph C. Bartolacci, President and CEO, and Steven F. Nicola, Chief Financial Officer. A question-and-answer session will follow.

Fourth Quarter Fiscal Year 2019 Conference Call
Friday, November 22, 2019
9:00 a.m. Eastern Time
Phone: 201-689-8471
Accompanying slide presentation: www.matw.com

A telephonic replay will be available from 12:00 p.m. ET on the day of the teleconference call until Friday, December 6, 2019. To listen to the archived call, dial 412-317-6671 and enter conference ID number 13696225. The slide presentation and call transcript will be available at www.matw.com.

Matthews International Reports Non-Cash Goodwill Charge and Preliminary Financial Estimates for Fiscal 2019 Fourth Quarter

November 8, 2019

About Matthews International Corporation

Matthews International Corporation is a global provider of brand solutions, memorialization products and industrial technologies. The SGK Brand Solutions segment is a leader in providing brand development, deployment and delivery services that help build our clients’ brands and consumers’ desire for them. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment designs, manufactures and distributes marking, coding and industrial automation technologies and solutions. The Company has approximately 11,000 employees in more than 25 countries on six continents that are committed to delivering the highest quality products and services.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in the cost of materials used in the manufacture of the Company's products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, changes in product demand or pricing as a result of domestic or international competitive pressures, unknown risks in connection with the Company's acquisitions, cybersecurity concerns, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Non-Cash Goodwill Charge and Preliminary Financial Estimates for Fiscal 2019 Fourth Quarter

November 8, 2019

The Company believes that adjusted EBITDA provides relevant and useful information, which is used by the Company’s management in assessing the performance of its business.  Adjusted EBITDA is defined by the Company as earnings before interest, income taxes, depreciation, amortization and certain non-cash and/or non-recurring items that do not contribute directly to management’s evaluation of its operating results.  These items include stock-based compensation, the non-service portion of pension and postretirement expense, acquisition costs, ERP integration costs, and strategic initiatives and other charges.  Adjusted EBITDA provides the Company with an understanding of earnings before the impact of investing and financing charges and income taxes, and the effects of certain acquisition and ERP integration costs, and items that do not reflect the ordinary earnings of the Company’s operations.  This measure may be useful to an investor in evaluating operating performance.  It is also useful as a financial measure for lenders and is used by the Company’s management to measure business performance.  Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of the Company's liquidity.  The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The Company has also presented adjusted earnings per share and believes this measure provides relevant and useful information, which is widely used by analysts and investors, as well as by the Company’s management in assessing the performance of its business. Adjusted earnings per share provides the Company with an understanding of the results from the primary operations of our business by excluding the effects of certain acquisition and system-integration costs, and items that do not reflect the ordinary earnings of our operations. This measure provides management with insight into the earning value for shareholders excluding certain costs, not related to the Company’s primary operations. Likewise, this measure may be useful to an investor in evaluating the underlying operating performance of the Company’s business overall, as well as performance trends, on a consistent basis.

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